SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) December 10, 2012

ANV SECURITY GROUP, INC.

(Exact name of Registrant as specified in its charter)

Nevada                                 000-53802                                   13-3089537

(State or other jurisdiction

(Commission File number)

      (IRS Employer

 of incorporation or organization)

     Identification No.)

8th Floor, Block B, R&D Building, Tsinghua Hi-Tech Park,

North Area of Shenzhen Hi-Tech & Industrial Park, Nanshan District, Shenzhen, China 518057 (Address of principal executive offices) (Zip Code)

0086-755-86656436

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Address If Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation for the registrant under any of the following provisions (see General Instruction A.2. below):

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANTS

Previous Independent Registered Public Accounting Firm.

On December 10, 2012, ANV Security Group, Inc. (the “Registrant’) dismissed its independent registered public accounting firm, Stan JeongHa Lee, CPA (“Lee”). The reports of Lee on the financial statements of the Registrant for the years ended December 31, 2011 and December 31, 2010 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The decision to change independent registered public accounting firms was made and approved by the Board of Directors of the Registrant.

During the Registrant’s two most recent fiscal years and the subsequent interim periods through December 10, 2012, there were no disagreements with Lee on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Lee, would have caused it to make reference thereto in its reports on the financial statements for such years.

The Registrant provided Lee with a copy of this Current Report and requested that it furnish the Registrant with a letter addressed to the Securities & Exchange Commission stating whether it agrees with the above statements. A copy of such letter is filed herein as Exhibit 16.1 to this Current Report on Form 8-K.

 New Independent Registered Public Accounting Firm.

The Registrant has engaged Canuswa Accounting and Tax Services Inc. as its new independent certified public accounting firm to audit the Registrant’s financial statements effective December 10, 2012. Prior to such engagement, the Registrant did not consult such firm on any of the matters referenced in Regulation S-B Item 304(a)(2).

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) Exhibits:

  Exhibit No.

Description

 16.1

Letter of Stan J.H. Lee, CPA to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANV Security Group, Inc.

 By:

/s/ Weixing Wang, CEO & President

          Weixing Wang, CEO & President

Dated: December 17, 2012

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